UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2020

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham	North Carolina	27703
(Address of principal executive offices)		(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00125 par value	CREE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 27, 2020, Cree, Inc. (the “Company”) entered into a Fifth Amendment (the “Fifth Amendment”) to its Credit Agreement, dated as of January 9, 2015, with Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto, as amended by the First Amendment dated as of September 10, 2015, the Consent dated as of July 13, 2016, the Second Amendment dated as of November 13, 2017, the Third Amendment dated as of August 21, 2018, the Consent dated as of March 14, 2019, and the Fourth Amendment dated as of December 16, 2019 (the “Original Credit Agreement”).

The Fifth Amendment amends the Original Credit Agreement to reduce the aggregate amount of the revolving line of credit available under the Original Credit Agreement from $250 million to $125 million and reduce the incremental loans permitted to be incurred under the Original Credit Agreement from $250 million to $50 million. The Fifth Amendment also extends the maturity date of the credit facility by one year to January 9, 2023, amends the applicable margin on the interest rate for borrowings under the credit facility from a range of between 0.80% and 1.75% for Eurocurrency loans, depending on the Company’s total leverage ratio, to a fixed applicable margin of 1.25% for Eurocurrency loans (and from a range of between 0.00% and 0.75% for base rate loans to a fixed applicable margin of 0.25% for base rate loans), and increases the basket available for dispositions of assets from 5% of the Company’s consolidated total assets during any fiscal year to 15% of the Company’s consolidated total assets during any fiscal year. In addition, the Fifth Amendment eliminates the existing financial covenants and replaces them with a single new financial covenant requiring the Company to maintain a ratio of certain cash equivalents and marketable securities to outstanding loans and letter of credit obligations greater than 1.25:1.00 at all times.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the current fiscal quarter.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 above is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Neill P. Reynolds
Neill P. Reynolds
Executive Vice President and Chief Financial Officer

Date: March 27, 2020